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                                  Exhibit (4)

                        Form of Plan of Reorganization

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                               FIFTH THIRD FUNDS

                         Fifth Third Cardinal Fund and
                        Fifth Third Quality Growth Fund


                            PLAN OF REORGANIZATION


   This Plan of Reorganization having been approved by the Board of Trustees of Fifth Third Funds is made as of June 21, 2000, by Fifth Third Funds (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

OVERVIEW OF PLAN OF REORGANIZATION

     (1) The Fifth Third Cardinal Fund (the "Cardinal Fund") will sell, assign, convey, transfer and deliver to the Fifth Third Quality Growth Fund (the "Quality Growth Fund") on the Exchange Date all of the properties and assets existing at the Valuation Time in the Cardinal Fund. In consideration therefor, the Quality Growth Fund shall, on the Exchange Date, assume all of the liabilities of the Cardinal Fund for a number of full and fractional Shares of the Quality Growth Fund having an aggregate net asset value equal to the value of the assets of the Cardinal Fund transferred to the Quality Growth Fund on such date less the value of the liabilities of the Cardinal Fund assumed by the Quality Growth Fund on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

     (2) Upon consummation of the transactions described in paragraph (1) of this Plan, the Cardinal Fund shall distribute in complete liquidation to its shareholders of record as of the Exchange Date the Shares of beneficial interest ("Shares") of the Quality Growth Fund received by it, each shareholder being entitled to receive the number of such Shares of the Quality Growth Fund equal to the proportion which the number of Shares of the Cardinal Fund held by such shareholder bears to the number of such Shares of the Cardinal Fund outstanding on such date.

FACTUAL BASIS OF THE PLAN

     1. (a) Fifth Third Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out the transactions involved under this Plan. Each of Fifth Third Funds, the Cardinal Fund and the Quality Growth Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Plan.

        (b) Fifth Third Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. The Cardinal Fund and the Quality Growth Fund have elected to qualify and have qualified as regulated investment companies under Part I of Subchapter M of the Code as of and since their first taxable year and the Cardinal Fund and the Quality Growth Fund qualify and intend to continue to qualify as regulated investment companies for the taxable year ending upon their liquidation. The Cardinal Fund and the Quality Growth Fund have been regulated investment companies under such Sections of the Code at all times since their inception.

        (c) The statement of assets and liabilities, statement of operations, and statements of changes in net assets financial highlights and schedule of investments (indicating their market values) for the Cardinal Fund and the Quality Growth Fund for the year ended July 31, 2000, fairly present the financial position of the Cardinal Fund

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and the Quality Growth Fund as of such date and said statements of operations and changes in net assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectus of each of the Cardinal Fund and the Quality Growth Fund dated November 30, 1999, as filed with the Securities and Exchange Commission (the "Commission") (the "Prospectuses") and the Statement of Additional Information for Fifth Third Funds, dated November 30, 1999 (as revised February 1, 2000 and June 1, 2000), as filed with the Commission, did not as of such date, and will not as of the Exchange Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third Funds, the Cardinal Fund, or the Quality Growth Fund, threatened against Fifth Third Funds, the Cardinal Fund or the Quality Growth Fund which assert liability on the part of Fifth Third Funds, the Cardinal Fund or the Quality Growth Fund.

     (f) The Cardinal Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of July 31, 2000, referred to in Section 1(c) hereof and those incurred in the ordinary course of Fifth Third Funds' business as an investment company since that date.

     (g) As used in this Plan, the term "Investments" shall mean the Cardinal Fund's investments shown on the schedule of its portfolio investments as of July 31, 2000, referred to in Section 1(c) hereof as supplemented with such changes as Fifth Third Funds or the Cardinal Fund shall make after that date.

     (h) Fifth Third Funds and each of the Cardinal Fund and the Quality Growth Fund have filed or will file all federal and state tax returns which, to the knowledge of Fifth Third Funds' officers, are required to be filed by Fifth Third Funds and each of the Cardinal Fund and the federal and state taxes shown to be due on said returns or on any Quality Growth Fund and have paid or will pay all assessments received by Fifth Third Funds or each of the Cardinal Fund and the Quality Growth Fund. All tax liabilities of Fifth Third Funds and each of the Cardinal Fund and the Quality Growth Fund have been adequately provided for on its books, and no tax deficiency or liability of Fifth Third Funds or either of the Cardinal Fund and the Quality Growth Fund has been asserted, and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) At both the Valuation Time and the Exchange Date and except for shareholder approval, Fifth Third Funds and the Cardinal Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities transferred by it pursuant to this Plan. At the Exchange Date, subject only to the delivery of the Shares, Investments and any such other assets and liabilities as contemplated by this Plan, the Quality Growth Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof.

     (j) At both the Valuation Time and the Exchange Date, Fifth Third Funds and the Quality Growth Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of the Cardinal Fund to be transferred to it pursuant to this Plan.

     (k) The Cardinal Fund and the Quality Growth Fund are qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

     (l) At the Exchange Date, the Cardinal Fund will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of its assets pursuant to this Plan, the Quality Growth Fund will

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remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940
Act and in compliance with such other mandatory investment restrictions as are set forth in its Prospectuses and Statement of Additional Information.

SPECIFICS OF PLAN

2.  Reorganization. (a) Subject to the requisite approval of the shareholders of
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the Cardinal Fund and to the other terms and conditions contained herein
(including the Cardinal Fund's distribution to its shareholders of all of its investment company taxable income and net capital gain (as described in Section 7(l)), the Cardinal Fund will sell, assign, convey, transfer and deliver to the Quality Growth Fund and the Quality Growth Fund will acquire from the Cardinal Fund, on the Exchange Date all of the Investments and all of the cash and other assets of the Cardinal Fund in exchange for that number of Shares of the Quality Growth Fund provided for in Section 3 and the assumption by the Quality Growth Fund of all of the liabilities of the Cardinal Fund. Pursuant to this Plan, the Cardinal Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Quality Growth Fund's Shares received by it to its shareholders in exchange for their Shares of the Cardinal Fund.

      (b) Fifth Third Funds, on behalf of the Cardinal Fund, will pay or cause to be paid to the Quality Growth Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the Quality Growth Fund hereunder. Fifth Third Funds, on behalf of the Cardinal Fund, will transfer to the Quality Growth Fund any rights, stock dividends or other securities received by the Cardinal Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to the Quality Growth Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the Cardinal Fund acquired by the Quality Growth Fund.

3.  Exchange Date; Valuation Time. On the Exchange Date, the Quality Growth Fund
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will deliver to the Cardinal Fund a number of Shares of the Quality Growth Fund having an aggregate net asset value equal to the value of the assets of the Cardinal Fund acquired by the Quality Growth Fund, less the value of the liabilities of the Cardinal Fund assumed, determined as hereafter provided in this Section.

      (a)  The valuation time shall be 4:00 p.m. (Eastern Time) [DATE], 2000, or
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such earlier or later day as may be established by the proper officers of Fifth
Third Funds (the "Valuation Time").

      (b) The net asset value of Shares of the Quality Growth Fund to be delivered to the Cardinal Fund, the value of the assets of the Cardinal Fund, and the value of the liabilities of the Cardinal Fund to be assumed by the Quality Growth Fund in each case shall be computed as of the Valuation Time pursuant to the valuation procedures customarily used by Fifth Third Funds.

      (c) No formula will be used to adjust the net asset value of the Cardinal Fund or the Quality Growth Fund to take into account differences in realized and unrealized gains and losses.

      (d) Fifth Third Funds, on behalf of the Quality Growth Fund, shall issue its Shares to the Cardinal Fund on one share deposit receipt registered in the name of the Cardinal Fund. The Cardinal Fund shall distribute in liquidation Shares of the Quality Growth Fund received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third Funds' transfer agent, which will as soon as practicable set up open accounts for each shareholder of the Cardinal Fund in accordance with written instructions furnished by Fifth Third Funds.

      (e) The Quality Growth Fund shall assume all liabilities of the Cardinal Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Cardinal Fund or

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otherwise, except that recourse for assumed liabilities relating to the Cardinal
Fund will be limited to the Quality Growth Fund.

4.  Expenses and Fees. (a) All fees and expenses incurred by the Cardinal Fund
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and/or the Quality Growth Fund as a direct result of the transactions contemplated by this Plan, will be allocated ratably between the two Funds in proportion to their net assets as of the Exchange Date except that (a) the costs of proxy materials and proxy solicitations will be borne by Fifth Third Bank and (b) such fees and expenses will be paid by the party directly incurring such expenses if and to the extent that payment by the other party would result in the disqualification of the Quality Growth Fund or the Cardinal Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code.

      (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no entity shall be liable to the other entity for any damages resulting therefrom, including, without limitation, consequential damages.

5.  Exchange Date. Delivery of the assets of the Cardinal Fund to be
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transferred, assumption of the liabilities of the Cardinal Fund to be assumed, and the delivery of the Quality Growth Fund Shares to be issued shall be made at the offices of Fifth Third Funds, 3435 Stelzer Road, Columbus, Ohio 43219, at 10:00 a.m. Eastern standard time on the next full business day following the Valuation Time, or at such other time and date established by the proper officers of Fifth Third Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

6.  Special Meeting of Shareholders: Dissolution. (a) The Cardinal Fund will
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call a special meeting of its shareholders as soon as is practicable after the effective date of the registration statement filed with the Commission by Fifth Third Funds on Form N-14 relating to the Shares of the Quality Growth Fund issuable hereunder (the "Registration Statement"), and the proxy statement of the Cardinal Fund included therein (the "Proxy Statement") for the purpose of considering the sale of all of the assets of the Cardinal Fund to and the assumption of all of the liabilities of the Cardinal Fund by the Quality Growth Fund as herein provided, adopting this Plan, and authorizing the liquidation and dissolution of the Cardinal Fund, and it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of the Cardinal Fund shall have approved this Plan and the transactions contemplated herein in the manner required by law and Fifth Third Funds' Declaration of Trust at such a meeting on or before the Valuation Time.

      (b) The Cardinal Fund will liquidate and dissolve in the manner provided in Fifth Third Funds' Declaration of Trust and in accordance with applicable law, provided that the Cardinal Fund will not make any distributions of Shares of the Quality Growth Fund to its shareholders without first paying or adequately providing for the payment of all of its debts, obligations and liabilities.

7.  Conditions to Be Met Regarding the Transaction. The intention of Fifth Third
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Funds to consummate the transactions described herein are subject to the following conditions:

      (a) This Plan shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Cardinal Fund, shall have been approved by the shareholders of the Cardinal Fund in the manner required by law.

      (b) The officers of Fifth Third Funds shall cause the preparation of a statement of the assets and liabilities of the Cardinal Fund, with values determined as provided in Section 3, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Fifth Third Funds' behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Cardinal Fund since July 31,

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2000, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of the Cardinal Fund, dividends paid or losses from operations.

      (c) The officers of Fifth Third Funds shall cause the preparation of a statement of the Quality Growth Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 3 hereof, all as of the Valuation Time certified on Fifth Third Funds' behalf by its President (or any Vice President) and Treasurer.

      (d) The President (or any Vice President) and Treasurer of Fifth Third Funds shall certify that as of the Valuation Time and as of the Exchange Date all the elements in Section 1 of this Plan are true and correct in all material respects as if made at and as of such dates and that each of the Cardinal Fund and the Quality Growth Fund has complied with and satisfied all the conditions on its part under the Plan to be performed or satisfied at or prior to such dates.

      (e) Fifth Third Funds shall have received a letter from Arthur Andersen LLP dated the Exchange Date stating that such firm reviewed (i) the federal and state income tax returns of the Cardinal Fund related to the year ended July 31, 2000, and (ii) to the extent returns have not been prepared or filed, all available information of the Cardinal Fund for the period from July 31, 2000, to the Exchange Date, and that, in the course of such review, nothing came to their attention which caused them to believe that such returns and/or available information did not properly reflect, in all material respects, the federal and state income taxes of the Cardinal Fund for the periods covered thereby, or that the Cardinal Fund would not qualify as a regulated investment company for federal income tax purposes.

      (f) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

      (g) Fifth Third Funds shall have received an opinion of Ropes & Gray dated the Exchange Date to the effect that: (i) Fifth Third Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither Fifth Third Funds, the Cardinal Fund, nor the Quality Growth Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) Fifth Third Funds and the Cardinal Fund have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Plan, Fifth Third Funds and the Cardinal Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to the Quality Growth Fund; (iii) the adoption of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate Fifth Third Funds' Declaration of Trust or Bylaws, as amended or any provision of any agreement known to such counsel to which Fifth Third Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third Funds of the transactions contemplated hereby, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act; (v) this Plan has been duly authorized, executed and delivered by Fifth Third Funds and is a valid and binding obligation of Fifth Third Funds; and (vi) the Shares of the Quality Growth Fund to be delivered to the Cardinal Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third Funds and no shareholder of Fifth Third Funds has any preemptive right to subscription or purchase in respect thereof.

      (h) Fifth Third Funds shall have received an opinion of Ropes & Gray addressed to Fifth Third Funds and dated the Exchange Date to the effect that for Federal income tax purposes: (i) no gain or loss will be recognized by the Cardinal Fund upon the transfer of the assets and Investments to the Quality Growth Fund in exchange for Shares of the Quality Growth Fund and the assumption by the Quality Growth Fund of the liabilities of the Cardinal Fund or upon the distribution of Shares of the Quality Growth Fund by the Cardinal Fund to its

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shareholders in liquidation; (ii) no gain or loss will be recognized by the shareholders of the Cardinal Fund upon the exchange of their Shares for the Shares of the Quality Growth Fund; (iii) the basis of the Shares of the Quality Growth Fund Shares a shareholder of the Cardinal Fund receives in connection with the exchange will be the same as the basis of his or her Cardinal Fund Shares exchanged therefor; (iv) a Cardinal Fund shareholder's holding period for his or her Quality Growth Fund Shares will be determined by including the period for which he or she held the Shares of the Cardinal Fund exchanged therefor, provided that he or she held such Shares of the Cardinal Fund as capital assets;
(v) no gain or loss will be recognized by the Quality Growth Fund upon the receipt of the assets transferred to the Quality Growth Fund pursuant to this Plan in exchange for the Shares of the Quality Growth Fund and the assumption by the Quality Growth Fund of the liabilities of the Cardinal Fund; (vi) the basis in the hands of the Quality Growth Fund of the assets of the Cardinal Fund will be the same as the basis of the assets in the hands of the Cardinal Fund immediately prior to the transfer; and (vii) the Quality Growth Fund's holding periods of the assets of the Cardinal Fund will include the period for which such assets were held by the Cardinal Fund.

      (i) The assets of the Cardinal Fund to be acquired by the Quality Growth Fund will include no assets which the Quality Growth Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in its Prospectuses in effect on the Exchange Date, may not properly acquire.

      (j) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or to the knowledge of Fifth Third Funds, contemplated by the Commission.

      (k) Fifth Third Funds shall have received from the Commission such order or orders as Ropes & Gray deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

      (l) Prior to the Exchange Date, the Cardinal Fund and the Quality Growth Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable years ending on or after July 31, 2000, and on or prior to the Exchange Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in each of its taxable years ending on or after July 31, 2000 and on or prior to the Exchange Date (after reduction for any capital loss carryover).

      (m) The custodian of Fifth Third Funds shall have delivered to Fifth Third Funds a certificate identifying all of the assets of the Cardinal Fund held by such custodian as of the Valuation Time.

      (n) The transfer agent of Fifth Third Funds shall have provided to Fifth Third Funds (i) a certificate setting forth the number of Shares of the Cardinal Fund outstanding as of the Valuation Time and (ii) the name and address of each holder of record of any such Shares of the Cardinal Fund and the number and class of Shares held of record by each such shareholder.

      (o) Fifth Third Funds, on behalf of the Quality Growth Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Quality Growth Fund will assume all of the liabilities of the Cardinal Fund existing at the Valuation Time in connection with the transactions contemplated by this Plan.

      (p) Fifth Third Funds, on behalf of the Cardinal Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents Fifth Third Funds may deem necessary or desirable to transfer the Cardinal Fund's entire right, title and interest in and to the Investments and all other assets of the Cardinal Fund.

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8.   No Broker. There is no person who has dealt with Fifth Third Funds, the
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Cardinal Fund or the Quality Growth Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Plan.

9.   Termination. Fifth Third Funds may, by consent of its Trustees, terminate
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this Plan, and Fifth Third Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

10.  Rule 145. Pursuant to Rule 145 under the 1933 Act, Fifth Third Funds will,
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in connection with the issuance of any Shares of the Quality Growth Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO FIFTH THIRD FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
(ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO FIFTH THIRD FUNDS SUCH REGISTRATION IS NOT REQUIRED.

and, further, Fifth Third Funds will issue stop transfer instructions to Fifth Third Funds' transfer agent with respect to such Shares.

11.  Declaration of Trust. Copies of the Declaration of Trust of Fifth Third
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Funds and any amendments thereto so filed are on file with the Secretary of
State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of Fifth Third Funds, as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of Fifth Third Funds individually but are binding only upon the assets and property of Fifth Third Funds.

The names "Fifth Third Funds" and "Trustees of Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust filed on September 15, 1988, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of Fifth Third Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

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